Exhibit 99.1

INTERNATIONAL PLACE 6400 POPLAR AVENUE MEMPHIS, TN 38197

News Release

International Paper Reports Fourth-Quarter and 2010 Earnings

Strong Seasonal Earnings, Strong Free Cash Flow

MEMPHIS, Tenn. – Feb. 3, 2011 – International Paper (NYSE: IP) reported preliminary full-year 2010 net earnings attributable to common shareholders totaling $644 million ($1.48 per share) compared with $663 million ($1.55 per share) in full-year 2009. In the fourth quarter of 2010, the company reported net earnings of $316 million ($0.73 per share) compared with a net loss of $101 million ($0.24 per share) in the fourth quarter of 2009. Amounts in all periods include special items.

Diluted Earnings Per Share Attributable to International Paper Shareholders

	Fourth Quarter 2010	Fourth Quarter 2009	Full Year 2010	Full Year 2009
Net Earnings (Loss)	$0.73	($0.24)	$1.48	$1.55

Add Back – Net Special Items Expense (Income)	(0.05)	0.48	0.57	(0.67)

Earnings from Continuing Operations and Before Special Items	$0.68	$0.24	$2.05	$0.88

Full-year 2010 earnings from continuing operations and before special items were $890 million ($2.05 per share) compared with $378 million ($0.88 per share) in 2009. Earnings from continuing operations and before special items in the 2010 fourth quarter totaled $296 million ($0.68 per share), compared with $101 million ($0.24 per share) in the fourth quarter of 2009.

Quarterly net sales were $6.5 billion compared with $6.0 billion in the fourth quarter of 2009. Annual sales totaled $25.2 billion compared with $23.4 billion in 2009.

Operating profits in the fourth quarter were $561 million compared with a loss of $147 million in 2009, both of which included special items. Full-year 2010 operating profits were $1.7 billion compared with $2.4 billion in 2009.

The company repaid $350 million of debt during 2010 and contributed $1.2 billion toward its pension plan. At year end, the company had $2.1 billion in cash.

“Our year-over-year fourth quarter operating business earnings were strong with solid revenue growth and margin expansion across IP business segments. We also continued to generate strong cash flow,” said Chairman and Chief Executive Officer John Faraci. “International Paper performed well during 2010, a year of transition from recession to global economic growth. We expect to further build on our strong earnings and free cash flow momentum in 2011.”

SEGMENT INFORMATION

To measure the performance of the company’s business segments from quarter to quarter without variations caused by special items, management focuses on business segment operating profits excluding those items. Fourth-quarter 2010 segment operating profits and business trends, excluding special items, compared with the prior quarter are as follows (special items were immaterial in the 2010 third quarter).

Industrial Packaging had an operating profit of $274 million ($261 million including special items) compared to an operating profit of $332 million in the third quarter of 2010. Quarterly earnings drivers included modestly higher box prices, offset by seasonally lower box demand, higher mill and fiber costs.

Printing Papers had an operating profit of $236 million ($234 million including special items) compared to an operating profit of $278 million in the third quarter of 2010. Included in the 2010 third quarter was $16 million from the recovery of bad debt. The segment was impacted by seasonally higher energy usage and seasonally lower uncoated freesheet and market pulp demand in North America, partly offset by seasonally higher demand in Brazil.

Consumer Packaging had an operating profit of $64 million ($60 million including special items) compared to an operating profit of $71 million in the third quarter of 2010. Fourth quarter performance was lower than in the third quarter due to seasonally lower sales volumes and higher planned maintenance outages in Coated Paperboard partially offset by increased selling prices. Foodservice reported strong earnings.

xpedx, the company’s distribution business, reported operating profits of $9 million for the fourth quarter of 2010, compared to $22 million posted in the third quarter of 2010. Fourth quarter performance includes one-time costs of exiting certain retail store and printing equipment segments and year-end inventory valuation adjustments.

Forest Products earnings were not meaningful since we sold our remaining land portfolio in North America during the third quarter of 2010.Beginning in 2011, Forest Products will no longer be reported as a separate industry segment.

Net corporate expenses for the 2010 fourth quarter totaled $63 million, compared with $58 million in the 2010 third quarter and $40 million in the fourth quarter of 2009. The increase from the 2009 fourth quarter reflects higher supply chain initiative and pension expenses in 2010.

EFFECTIVE TAX RATE

The effective tax rate from continuing operations and before special items for the fourth quarter of 2010 was 28 percent, compared with 31 percent in the third quarter of 2010. The lower fourth quarter rate is a result of the passage on December 17, 2010, of the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010. This extended the research and development tax credit and the non-taxability of certain dividend payments between related controlled foreign corporations. The 2010 full year tax rate was 30 percent compared with 30 percent for the 2009 full year.

EFFECTS OF SPECIAL ITEMS

Special items in the fourth quarter of 2010 included pre-tax charges of $35 million ($22 million after taxes) for restructuring and other charges, a pre-tax gain of $25 million ($15 million after taxes)

related to the partial redemption of the Company’s interests in Arizona Chemical, an $18 million pre-tax charge ($11 million after taxes) for an environmental reserve related to the Company’s property in Cass Lake, Minnesota , a charge of $2 million (before and after taxes) for asset impairment costs associated with the Inverurie, Scotland mill which was closed in 2009 and a net $40 million tax benefit related to cellulosic bio-fuel tax credits. Restructuring and other charges included pre-tax charges of $12 million ($7 million after taxes) for closure costs for the Bellevue Washington and Spartanburg South Carolina box plant closures, a pre-tax charge of $13 million ($8 million after taxes) for early debt extinguishment costs, a pre-tax charge of $5 million ($3 million after taxes) for severance and benefit costs associated with the Company’s 2008 overhead cost reduction initiative, a pre-tax charge of $4 million ($3 million after taxes) for costs associated with the reorganization of the Company’s Shorewood operations, a pre-tax charge of $3 million ($2 million after taxes) for closure costs for three box plants in Asia and a pre-tax gain of $2 million ($1 million after taxes) for other items.

Special items in the third quarter of 2010 were immaterial.

Special items in the fourth quarter of 2009 included a $516 million pre-tax credit ($469 million after taxes) for alternative fuel mixture credits earned under 2007 legislation enacted to provide a tax credit for companies that use alternative fuel mixtures to produce renewable energy to operate their businesses, a $15 million pre-tax charge ($10 million after taxes) for costs associated with the Industrial Packaging business integration, a pre-tax charge of $1.0 billion ($638 million after taxes) for restructuring and other charges, and an $11 million pre-tax charge ($8 million after taxes) for net losses on sales and impairments of businesses. Restructuring and other charges included a pre-tax charge of $861 million ($525 million after taxes) for shutdown costs for the closures of the Albany, Oregon, Franklin, Virginia and Pineville, Louisiana mills announced in the fourth quarter of 2009; a pre-tax charge of $82 million ($50 million after taxes) for the shutdown of a paper machine at the Valliant, Oklahoma mill; a pre-tax charge of $58 million ($35 million after taxes) for early debt extinguishment costs; a pre-tax charge of $23 million ($15 million after taxes) for severance and benefit costs associated with the company’s 2008 overhead reduction program; a $9 million charge, before and after taxes, for severance and other costs associated with the planned closure of the Etienne mill in France; and pre-tax charges of $7 million ($4 million after taxes) for costs associated with the reorganizations of the company’s Shorewood and xpedx operations. Additionally, a $15 million income tax expense was recorded to write off a deferred tax asset for a recycling credit in the state of Louisiana. The net after-tax effect of these special items is a loss of $202 million, or $0.48 per share.

EARNINGS WEBCAST

The company will hold a webcast to review earnings at 10 a.m. EST / 9 a.m. CST today. All interested parties are invited to listen to the webcast live via the company’s Internet site at http://www.internationalpaper.com by clicking on the Investors tab and going to the Presentations page. A replay of the webcast will also be available on the Web site beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541 and ask to be connected to the International Paper Fourth-Quarter Earnings Call. The conference ID number is 34891863. Participants should call in no later than 9:45 a.m. EST/8:45 a.m. CST. An audio-only replay will be available for four weeks following the call. To access the replay, dial +1 (706) 645-9291 or, within the U.S. only, (800) 642-1687, and when prompted for the conference ID, enter 34891863.

International Paper (NYSE: IP) is a global paper and packaging company with manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa. Its businesses include uncoated papers and industrial and consumer packaging, complemented by xpedx, the company’s North American distribution company. Headquartered in Memphis, Tenn., the company employs about 59,500 people in more than 20 countries and serves customers worldwide. 2010 net sales were more than $25 billion. For more information about International Paper, its products and stewardship efforts, visit internationalpaper.com.

This press release contains forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ relate to: (i) increases in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for its products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; and (v) whether we experience a material disruption at one of our manufacturing facilities and risks inherent in conducting business through a joint venture. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

###

Contacts:

Media: Thomas J. Ryan, 901-419-4333; Investors: Thomas A. Cleves, 901-419-7566; and Emily Nix, 901-419-4987

INTERNATIONAL PAPER COMPANY

Consolidated Statement of Operations

Preliminary and Unaudited

(In millions, except per share amounts)

	Three Months Ended December 31,				Three Months Ended September 30, 2010	Twelve Months Ended December 31,
	2010		2009			2010		2009
Net Sales	$6,531		$5,977		$6,720	$25,179		$23,366

Costs and Expenses
Cost of products sold	4,770	(a)	3,950	(e)	4,758	18,482	(a)	15,220	(l)
Selling and administrative expenses	533		496	(f)	504	1,930		2,031	(m)
Depreciation, amortization and cost of timber harvested	360		384		362	1,456		1,472
Distribution expenses	332		318		339	1,318		1,175
Taxes other than payroll and income taxes	42		43		58	192		188
Restructuring and other charges	35	(b)	1,040	(g)	—	394	(j)	1,353	(n)
Net losses on sales and impairments of businesses	(23	)(c)	11	(h)	—	(23	)(c)	59	(o)
Interest expense, net	150		163		152	608		669

Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	332		(428	)(e-h)	547	822	(a,c,j)	1,199	(l-o)
Income tax provision (benefit)	50	(d)	(321	)(i)	170	221	(k)	469	(p)
Equity earnings (losses), net of taxes	37		10		22	64		(49)

Net Earnings (Loss)	$319	(a-d)	$(97	)(e-i)	$399	$665	(a,c,j,k)	$681	(l-p)
Less: Net earnings attributable to noncontrolling interests	3		4		2	21		18

Net Earnings (Loss) Attributable to International Paper Company	$316	(a-d)	$(101	)(e-i)	$397	$644	(a,c,j,k)	$663	(l-p)

Basic Earnings (Loss) Per Common Share Attributable to International Paper Common Shareholders	$0.74	(a-d)	$(0.24	)(e-i)	$0.92	$1.50	(a,c,d,j,k)	$1.56	(l-p)

Diluted Earnings (Loss) Per Common Share Attributable to International Paper Common Shareholders	$0.73	(a-d)	$(0.24	)(e-i)	$0.91	$1.48	(a,c,d,j,k)	$1.55	(l-p)

Average Shares of Common Stock Outstanding - Diluted	434.7		426.7		433.8	434.2		428.0

Cash Dividends Per Common Share	$0.125		$0.025		$0.125	$0.400		$0.325

The accompanying notes are an integral part of this consolidated statement of operations.

(a)	Includes a pre-tax charge of $18 million ($11 million after taxes) for an environmental reserve related to the Company’s property in Cass Lake, Minnesota.
(b)	Includes a pre-tax charge of $12 million ($7 million after taxes) for closure costs for the Bellevue and Spartanburg box plants, a pre-tax charge of $13 million ($8 million after taxes) for early debt extinguishment costs, a pre-tax charge of $5 million ($3 million after taxes) for severance and benefit costs associated with the Company’s 2008 overhead cost reduction initiative, a pre-tax charge of $4 million ($3 million after taxes) for costs associated with the reorganization of the Company’s Shorewood operations, a pre-tax charge of $3 million ($2 million after taxes) for costs associated with the shutdown of three box plants in Asia and a net pre-tax gain of $2 million ($1 million after taxes) for other items.
(c)	Includes a pre-tax gain of $25 million ($15 million after taxes) related to the partial redemption of the Company’s interests in Arizona Chemicals and a charge of $2 million (before and after taxes) for asset impairment costs associated with the Inverurie, Scotland mill which was closed in 2009.
(d)	Includes a tax benefit of $40 million related to cellulosic bio-fuel tax credits.
(e)	Includes a pre-tax gain of $516 million ($469 million after taxes) related to alternative fuel mixture credits.
(f)	Includes a pre-tax charge of $15 million ($10 million after taxes) for integration costs associated with the acquisition of the Containerboard, Packaging and Recycling business (CBPR) in August 2008.
(g)	Includes pre-tax charges of $469 million ($286 million after taxes), $290 million ($177 million after taxes), and $102 million ($62 million after taxes) for shutdown costs for the Albany, Franklin, and Pineville mills, respectively, a pre-tax charge of $82 million ($50 million after taxes) for costs related to the shutdown of a paper machine at the Valliant mill, a pre-tax charge of $23 million ($15 million after taxes) for severance and benefit costs associated with the Company’s 2008 overhead cost reduction initiative, a pre-tax charge of $58 million ($35 million after taxes) for early debt extinguishment costs, a charge of $9 million (before and after taxes) for severance and other costs associated with the planned closure of the Etienne mill in France, and pre-tax charges of $5 million ($3 million after taxes) and $2 million ($1 million after taxes) for costs associated with the reorganization of the Company’s xpedx and Shorewood operations, respectively.
(h)	Includes a charge of $8 million (before and after taxes) related to the Etienne mill in France.
(i)	Includes a $15 million write-off of a deferred tax asset for a recycling tax credit in the state of Louisiana.
(j)	Includes a pre-tax charge of $315 million ($192 million after taxes) for shutdown costs for the Franklin mill (including $236 million of accelerated depreciation and $36 million of environmental closure costs), a pre-tax charge of $35 million ($21 million after taxes) for early debt extinguishment costs, pre-tax charges of $12 million ($7 million after taxes) for the closure costs for the Bellevue and Spartanburg box plants, a pre-tax charge of $11 million ($7 million after taxes) for an Ohio Commercial Activity tax adjustment, a pre-tax charge of $6 million ($4 million after taxes) for severance and benefit costs associated with the Company’s 2008 overhead cost reduction initiative, a pre-tax charge of $8 million ($5 million after taxes) for costs associated with the reorganization of the Company’s Shorewood operations, a pre-tax charge of $3 million ($2 million after taxes) for costs associated with the closure of three box plants in Asia and charges of $4 million (before and after taxes) for other items.
(k)	Includes a $14 million tax expense and a $32 million tax expense for incentive compensation and Medicare Part D deferred tax write-offs, respectively and a $40 million tax benefit related to cellulosic bio-fuel tax credits.
(l)	Includes a pre-tax gain of $2.1 billion ($1.4 billion after taxes) related to alternative fuel mixture credits.
(m)	Includes a pre-tax charge of $87 million ($54 million after taxes) for integration costs associated with the acquisition of the CBPR business.
(n)	Includes pre-tax charges of $469 million ($286 million after taxes), $290 million ($177 million after taxes), and $102 million ($62 million after taxes) for shutdown costs for the Albany, Franklin, and Pineville mills, respectively, a pre-tax charge of $82 million ($50 million after taxes) for costs related to the shutdown of a paper machine at the Valliant mill, a pre-tax charge of $148 million ($92 million after taxes) for severance and benefit costs associated with the Company’s 2008 overhead cost reduction initiative, a pre-tax charge of $185 million ($113 million after taxes) for early debt extinguishment costs, a pre-tax charge of $23 million ($28 million after taxes) for closure costs associated with the Inverurie, Scotland mill, a charge of $31 million (before and after taxes) for severance and other costs associated with the planned closure of the Etienne mill in France, and a pre-tax charge of $23 million ($14 million after taxes) for other items.
(o)	Includes a charge of $56 million (before and after taxes) related to the Etienne mill.
(p)	Includes a $156 million tax expense for the write off of deferred tax assets in France, a $15 million write-off of a deferred tax asset for a recycling tax credit in the state of Louisiana, and a $26 million tax benefit related to the settlement of the 2004 and 2005 U.S. federal income tax audit.

International Paper Company

Reconciliation of Earnings Before Special Items to Net Earnings

Attributable to International Paper Company

Preliminary and Unaudited

(In millions except for per share amounts)

	Three Months Ended December 31,		Three Months Ended September 30, 2010	Twelve Months Ended December 31,
	2010	2009		2010	2009
Earnings Before Special Items	$296	$101	$397	$890	$378
Restructuring and other charges	(33)	(638)	—	(253)	(853)
CBPR business integration costs	—	(10)	—	—	(54)
Alternative fuel mixture credits	—	469	—	—	1,413
Net losses on sales and impairments of businesses	13	(8)	—	13	(56)
Income tax adjustments	40	(15)	—	(6)	(165)

Net Earnings as Reported	$316	$(101)	$397	$644	$663

	Three Months Ended December 31,		Three Months Ended September 30, 2010	Twelve Months Ended December 31,
Diluted Earnings per Common Share	2010	2009		2010	2009
Earnings Per Share Before Special Items	$0.68	$0.24	$0.91	$2.05	$0.88
Restructuring and other charges	(0.07)	(1.52)	—	(0.59)	(2.00)
CBPR business integration costs	—	(0.02)	—	—	(0.13)
Alternative fuel mixture credits	—	1.11	—	—	3.32
Net gain (losses) on sales and impairments of businesses	0.03	(0.02)	—	0.03	(0.13)
Income tax adjustments	0.09	(0.03)	—	(0.01)	(0.39)

Diluted Earnings per Common Share as Reported	$0.73	$(0.24)	$0.91	$1.48	$1.55

Notes:

(1)	The Company calculates Earnings Before Special Items by excluding the after-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.
(2)	Since diluted earnings per share are computed independently for each period, twelve-month per share amounts may not equal the sum of the respective quarters.

International Paper

Sales and Earnings by Industry Segment

Preliminary and Unaudited

(In Millions)

Sales by Industry Segment

	Three Months Ended December 31,			Three Months Ended September 30, 2010	Twelve Months Ended December 31,
	2010	2009			2010	2009
Industrial Packaging	$2,570	$2,210		$2,610	$9,840	$8,890
Printing Papers	1,540	1,525		1,550	5,940	5,680
Consumer Packaging	880	785		870	3,400	3,060
Distribution	1,770	1,675		1,755	6,735	6,525
Forest Products	—	25		205	220	45
Corporate and Inter-segment Sales	(229)	(243)		(270)	(956)	(834)

Net Sales	$6,531	$5,977		$6,720	$25,179	$23,366

Operating Profit by Industry Segment

	Three Months Ended December 31,			Three Months Ended September 30, 2010	Twelve Months Ended December 31,
	2010	2009			2010	2009
Industrial Packaging	$261 (2)	$(391	)(5,6,7)	$332	$826 (2)	$761	(5,6,7)
Printing Papers	234 (3)	137	(5,8)	278	481 (3)	1,091	(5,8)
Consumer Packaging	60 (4)	63	(4,5)	71	207 (4)	433	(4,5)
Distribution	9	26	(9)	22	78	50	(9)
Forest Products	(3)	18		49	94	25

Operating Profit (1)	561	(147)		752	1,686	2,360
Interest expense, net	(150)	(163)		(152)	(608)	(669)
Noncontrolling interest/equity earnings adjustment (10)	(5)	4		5	15	23
Corporate items, net	(63)	(40)		(58)	(226)	(181)
Restructuring and other charges	(36)	(81)		—	(70)	(333)
Net gains (losses) on sales and impairments of businesses	25	(1)		—	25	(1)

Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$332	$(428)		$547	$822	$1,199

Equity Earnings (Loss) in Ilim Holdings S.A., Net of Taxes (1)	$31	$6		$22	$55	$(50)

(1)	In addition to the operating profits shown above, International Paper recorded equity earnings, net of taxes, of $31 million, $6 million and $22 million for the three months ended December 31, 2010, December 31, 2009 and September 30, 2010, respectively, and $55 million for the twelve months ended December 31, 2010; and equity losses, net of taxes, of $50 million for the twelve months ended December 31, 2009, related to the equity investment in Ilim Holdings S.A., a separate reportable industry segment.
(2)	Includes charges of $12 million for closure costs for the Bellevue and Spartanburg box plants for the three and twelve months ended December 31, 2010, a gain of $2 million and a net charge of $1 million for the three and twelve months ended December 31, 2010, respectively, related to closure costs for U.S. mills closed in 2009, charges of $3 million for additional closure costs for the Etienne mill in France for the twelve months ended December 31, 2010, and charges of $3 million for closure costs for three Asian box plants for the three and twelve months ended December 31, 2010.
(3)	Includes charges of $2 million for asset impairment costs associated with the Inverurie mill for the 3 months and twelve months ended December 31, 2010 and charges of $315 million for the twelve months ended December 31, 2010, for shutdown costs for the Franklin mill.
(4)	Includes a charge of $67 million for the three months and twelve months ended December 31, 2009 related to the closure of the Franklin paper mill, charges of $4 million and $2 million for the three months ended December 31, 2010 and December 31, 2009, respectively, and $8 million and $7 million for the twelve months ended December 31, 2010 and December 31, 2009, respectively, related to the reorganization of the Company’s Shorewood operations.
(5)	Includes gains of $212 million in the Industrial Packaging segment, $221 million in the Printing Papers segment, and $83 million in the Consumer Packaging segment for the three months ended December 31, 2009, and gains of $849 million in the Industrial Packaging segment, $884 million in the Printing Papers segment, and $330 million in the Consumer Packaging segment for the twelve months ended December 31, 2009, relating to alternative fuel mixture credits.
(6)	Includes charges of $15 million for the three months ended December 31, 2009, and $87 million for the twelve months ended December 31, 2009, for CBPR integration costs.
(7)	Includes charges of $469 million, $102 million and $82 million for the three months and twelve months ended December 31, 2009 for shutdown costs for the Albany mill, Pineville mill and a paper machine at the Valliant mill, respectively, charges of $8 million and $56 million for the three months and twelve months ended December 31, 2009, respectively, to write down the assets at the Etienne mill in France to estimated fair value, and charges of $9 million for the three months ended December 31, 2009 , and $31 million for the twelve months ended December 31,2009 for severance and other costs related to the planned closure of the Etienne mill, and $2 million for the three months and twelve months ended December 31, 2009 for the impairment of an investment in Asia.
(8)	Includes charges of $223 million for the three months and twelve months ended December 31, 2009 for shutdown costs for the Franklin mill; $11 million for the twelve months ended December 31, 2009, related to the shutdown of a paper machine at the Franklin paper mill, the shutdown of the Franklin lumber mill, sheet converting plant and converting innovations center and the Louisiana mill; and a charge of $23 million for the twelve months ended December 31, 2009 for the closure of the Inverurie, Scotland mill.
(9)	Includes a charge of $5 million for the three months and twelve months ended December 31, 2009 related to the reorganizaton of the Company’s xpedx operations.
(10)	Operating profits for industry segments include each segment’s percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

International Paper Company

Reconciliation of Operating Profit to Operating Profit Before Special Items

(In millions)

	Three Months Ended December 31, 2010
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Forest Products	Total
Operating Profit as Reported	261	234	60	9	(3)	561
Restructuring and other charges	13	—	4	—	—	17
Net losses on sales and impairments of businesses		2	—	—	—	2

Operating Profit Before Special Items	274	236	64	9	(3)	580

	Three Months Ended September 30, 2010
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Forest Products	Total
Operating Profit as Reported	332	278	71	22	49	752
Restructuring and other charges*	—	—	—	—	—	—

Operating Profit Before Special Items	332	278	71	22	49	752

*Note: Special items were immaterial in the third quarter of 2010.

	Three Months Ended December 31, 2009
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Forest Products	Total
Operating Profit as Reported	(391)	137	63	26	18	(147)
Restructuring and other charges	662	223	69	5	—	959
Alternative fuel mixture credits	(212)	(221)	(83)			(516)
CBPR business integration costs	15					15
Net losses on sales and impairments of businesses	10					10

Operating Profit Before Special Items	84	139	49	31	18	321

International Paper

Sales Volume by Product (1)

Preliminary and Unaudited

International Paper Consolidated

	Three Months Ended December 31,		Three Months Ended September 30, 2010	Twelve Months Ended December 31,
	2010	2009		2010	2009
Industrial Packaging (In thousands of short tons)
Corrugated Packaging	1,832	1,782	1,928	7,525	7,313
Containerboard	591	677	634	2,458	2,258
Recycling	626	521	636	2,486	2,280
Saturated Kraft	40	43	45	176	126
Bleached Kraft	19	20	23	85	72
European Industrial Packaging	272	256	251	1,040	1,046
Asian Box	110	40	114	307	149
Asian Distribution	90	147	87	360	465

Industrial Packaging	3,580	3,486	3,718	14,437	13,709

Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	644	734	684	2,695	2,882
European & Russian Uncoated Papers	306	330	311	1,235	1,336
Brazilian Uncoated Papers	289	311	262	1,081	1,007
Asian Uncoated Papers	21	41	24	96	81

Uncoated Papers	1,260	1,416	1,281	5,107	5,306

Market Pulp (2)	369	410	385	1,422	1,524

Consumer Packaging (In thousands of short tons)
U.S. Coated Paperboard	341	310	364	1,398	1,242
European Coated Paperboard	87	89	88	351	354
Asian Coated Paperboard	219	231	213	870	859
Other Consumer Packaging	45	39	45	174	169

Consumer Packaging	692	669	710	2,793	2,624

(1)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.
(2)	Includes internal sales to mills.

INTERNATIONAL PAPER COMPANY

Consolidated Balance Sheet

Preliminary and Unaudited

(In Millions)

	December 31, 2010	December 31, 2009
Assets
Current Assets
Cash and Temporary Investments	$2,073	$1,892
Accounts and Notes Receivable, Net	3,039	2,695
Inventories	2,347	2,179
Deferred Income Tax Assets	339	368
Other	230	417

Total Current Assets	8,028	7,551

Plants, Properties and Equipment, Net	12,002	12,688
Forestlands	747	757
Investments	1,092	1,077
Goodwill	2,308	2,290
Deferred Charges and Other Assets	1,191	1,185

Total Assets	$25,368	$25,548

Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$313	$304
Accounts Payable and Accrued Liabilities	4,190	3,708

Total Current Liabilities	4,503	4,012

Long-Term Debt	8,358	8,729
Deferred Income Taxes	2,793	2,425
Pension Benefit Obligation	1,482	2,765
Postretirement and Postemployment Benefit Obligation	499	538
Other Liabilities	649	824
Equity
Invested Capital	4,418	4,074
Retained Earnings	2,416	1,949

Total Shareholders’ Equity	6,834	6,023

Noncontrolling interests	250	232

Total Equity	7,084	6,255

Total Liabilities and Equity	$25,368	$25,548

INTERNATIONAL PAPER COMPANY

Consolidated Statement of Cash Flows

Preliminary and Unaudited

(In Millions)

	Twelve Months Ended December 31,
	2010	2009
Operating Activities
Net Earnings	665	681
Depreciation, amortization and cost of timber harvested	1,456	1,472
Deferred income tax expense (benefit), net	422	160
Restructuring and other charges	394	1,353
Payments related to restructuring and legal reserves	(2)	(38)
Pension plan contribution	(1,150)	—
Net losses on sales and impairments of businesses	(23)	59
Cost of timberlands sold	143	—
Equity (earnings) loss, net	(64)	49
Periodic pension expense, net	231	213
Other, net	17	227
Changes in current assets and liabilities
Accounts and notes receivable	(327)	604
Inventories	(186)	316
Accounts payable and accrued liabilities	(52)	(321)
Interest payable	3	(8)
Other	104	(112)

Cash Provided by Operations	1,631	4,655

Investment Activities
Invested in capital projects	(775)	(534)
Acquisitions, net of cash received	(152)	(17)
Other	93	(42)

Cash Used for Investment Activities	(834)	(593)

Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(26)	(10)
Issuance of debt	193	3,229
Reduction of debt	(576)	(6,318)
Change in book overdrafts	38	20
Dividends paid	(175)	(140)
Other	(42)	(157)

Cash Used for Financing Activities	(588)	(3,376)

Effect of Exchange Rate Changes on Cash	(28)	62

Change in Cash and Temporary Investments	181	748
Cash and Temporary Investments
Beginning of the period	1,892	1,144

End of the period	$2,073	$1,892